Exhibit 10.12

CHICKEN ACQUISITION CORP.

EXCHANGE STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the “Agreement”), dated as of November 18, 2005, between Chicken Acquisition Corp., a Delaware corporation (the “Company”), and [            ] (the “Employee”). Capitalized terms used herein without definition have the meaning set forth in Section 14 hereof.

WHEREAS, in connection with the purchase (the “Purchase”) of EPL Holdings, Inc. (“EPL”), a Delaware corporation, EPL Intermediate, Inc., and El Pollo Loco, Inc. by Chicken Acquisition Corp., the Employee entered into an Exchange Agreement, dated as of November 18, 2005 (the “Exchange Agreement”), pursuant to which the Employee agreed to exchange certain options to purchase shares of common stock of EPL held by the Employee prior to the Purchase (the “EPL Options”) for options to purchase common stock, par value $.01, of the Company (“Company Common Stock”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Confirmation of Grant, Option Price.

(a) Confirmation of Grant. The Company hereby evidences and confirms the grant to the Employee, effective as of the date hereof (the “Grant Date”), of options to purchase from the Company the number of shares of Company Common Stock (the “Options”) specified on Schedule A hereto; provided, however, that such grant is expressly conditioned upon the Employee executing the Stockholders Agreement. In addition, such Options are subject to the terms of the Chicken Acquisition Corp. 2005 Stock Option Plan; provided, however, where the terms of such plan and the terms of this Agreement conflict, the terms of this Agreement shall govern.

(b) Option Price. Each Option shall have the exercise price per share (the “Option Price”) specified on Schedule A hereto.

(c) Character of Options. The Options granted hereunder are not intended to be “incentive stock options” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting.

All Options granted pursuant to this Agreement shall be fully vested as of the date hereof and shall terminate on the date specified on Schedule A hereto, which is the date the applicable EPL Options would have otherwise terminated if the Employee had not entered into the Exchange Agreement and if the EPL Options had remained outstanding following the Purchase (the “Expiration Date”).

3. Method of Exercise and Payment.

(a) The Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the “Exercise Notice”) from the Employee to the Company, which Exercise Notice shall:

(i) state that the Employee elects to exercise the Option;

(ii) state the number of shares of Company Common Stock with respect to which the Employee is exercising the Option;

(iii) state the date upon which the Employee desires to consummate the purchase of such shares of Company Common Stock (which date must be prior to the termination of the Option); and

(iv) comply with such further provisions as the Company may reasonably require.

(b) Payment of the Option Price for the shares of Company Common Stock to be purchased on the exercise of the Option shall be made by certified or bank cashier’s check payable to the order of the Company, delivery of shares of Company Common Stock held for at least six months, valued at their Fair Market Value as of the trading day immediately prior to the date of exercise or by a combination of any of the foregoing means of payment.

(c) As a condition to the exercise of the Option and prior to the issuance of any shares of Company Common Stock, the Employee (or the representative of his estate) must have previously executed the Stockholders Agreement with respect to the Option Shares.

The Company shall be entitled to require, as a condition of delivery of the shares of Company Common Stock, that the Employee agree to remit when due an amount in cash sufficient to satisfy all current or estimated future federal, state and local withholding, and employment taxes relating thereto.

4. Termination of Employment.

Upon the Employee’s termination of employment with EPL and its Subsidiaries, the Employee shall have ninety (90) days following the date of such termination of employment to exercise any portion of the Option and thereafter such

Option shall terminate and be null and void. Notwithstanding the foregoing, if the Employee’s termination of employment is due to his retirement or total and permanent disability (each as determined by the Board) or death, the Employee, or the representative of the estate of the Employee, as the case may be, may exercise any portion of the Option for a period of nine months thereafter and thereafter such Option shall terminate and be null and void. Notwithstanding the foregoing, in the event of a termination of the Employee’s employment with EPL or any of its Subsidiaries for Cause, the unexercised portion of the Option shall terminate immediately and the Employee shall have no right thereafter to exercise any part of the Option. Notwithstanding the foregoing, no Option may be exercised following the Expiration Date.

5. Dividends. Upon the payment of a dividend with respect to the Company Common Stock, the Employee shall be entitled to receive the economic equivalent of such dividend as if all Options had been exercised for shares of Company Common Stock prior to the payment of the dividend.

6. Tax Withholdings.

Whenever Company Common Stock is to be issued pursuant to the exercise of an Option or any cash payment is to be made hereunder, the Company or any Subsidiary shall have the power to withhold, or require the Employee to remit to the Company or such Subsidiary, an amount sufficient to satisfy the statutory minimum federal, state, and local withholding tax requirements relating to such transaction (which amount may be paid in whole or in part by withholding a number of shares of Company Common Stock subject to such Option), and the Company or such Subsidiary may defer payment of cash or issuance of Company Common Stock until such requirements are satisfied.

7. Nontransferability of Awards.

No Options granted hereby may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than as permitted under the terms of the Stockholders Agreement.

8. Beneficiary Designation.

The Employee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under this Agreement is to be exercised in case of his death. Each designation will revoke all prior designations by the Employee, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Employee in writing with the Committee during his lifetime. If no beneficiary is named, or if a named beneficiary does not survive the Employee, benefits remaining unpaid or Options outstanding at the

Employee’s death shall be paid to or exercisable by the Employee’s surviving spouse, if any, or otherwise to his estate, in each case in accordance with the terms of the Stockholders Agreement.

9. Adjustment in Capitalization.

The aggregate number of shares of Company Common Stock subject to outstanding Option grants and the respective exercise prices applicable to outstanding Options, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Company Common Stock, or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares affecting the Company Common Stock, or any issuance of any warrants or rights offering or any other similar event affecting the Company Common Stock that occur following the consummation of the transactions contemplated by the Exchange Agreement. All determinations and calculations required under this Section 8 shall be made in the sole discretion of the Committee.

10. Requirements of Law.

The issuance of shares of Company Common Stock pursuant to the Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Company Common Stock shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

11. No Guarantee of Employment.

Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Employee’s employment at any time, or confer upon the Employee any right to continue in the employ of the Company or any Subsidiary.

12. No Rights as Stockholder.

Except as otherwise required by law, or as provided in Section 5 above with respect to dividends, the Employee shall not have any rights as a stockholder with respect to any shares of Company Common Stock covered by the Options granted hereby until such time as the shares of Company Common Stock issuable upon exercise of such Options have been so issued.

13. Restrictions on Sale Upon Public Offering.

The Employee agrees that, in the event that the Company files a registration statement under the Act with respect to a public offering of any shares of its capital stock, the Employee will be subject to the restrictions on sale set forth in the Stockholders Agreement.

14. Interpretation; Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby.

15. Additional Definitions.

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Act of 1933, as amended.

Board: the Board of Directors of the Company.

Cause: action by the Employee that constitutes misconduct, dishonesty, the failure to comply with specific directions of the Board or the board of directors of EPL that are consistent with the terms of any employment agreement between EPL and the Employee (after having been given a reasonably detailed written notice of, and a period of 20 days to cure, such misconduct or failure), a deliberate and premeditated act against the Company or its Subsidiaries, the commission of a felony or substance abuse or alcohol abuse which renders the Employee unfit to perform his duties. Any voluntary termination of employment by the Employee in anticipation of an involuntary termination of the Employee’s employment for Cause shall be deemed to be a termination for Cause.

Committee: the Compensation Committee of the Board or, if there shall not be any such committee then serving, the Board.

Fair Market Value: if no Public Offering has occurred, the fair market value of a share of Company Common Stock as determined in accordance with the Stockholders Agreement. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the closing sales prices for a share of Company Common Stock as reported on a national exchange on the date of determination or the last transaction prices for a share of Company Common Stock as reported on a nationally recognized system of price quotation on the date of determination. In the event that there are no Company Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Company Common Stock transactions were so reported.

Public Offering: an underwritten initial bona fide public offering of Company Common Stock after which such Company Common Stock will be listed and traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the National Association of Securities Dealers Automated Quotation System, in each case, pursuant to an effective registration statement under the Act.

Section 409A: Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and guidance issued thereunder (and any successor section).

Shares. Shares of Company Common Stock.

Stockholders Agreement: the Stockholders Agreement, dated as of November 18, 2005, among the Company, and certain other stockholders (including Employee) of the Company, as it may be amended from time to time.

Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

16. Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:

(i)	If to the Company, to it at:

Chicken Acquisition Corp.

c/o Trimaran Fund Management, L.L.C.

622 Third Avenue

35th Floor

New York, NY 10017

Attn: Steven A. Flyer

Facsimile: (212) 885-4350

with a copy to:

General Counsel

El Pollo Loco

3333 Michelson Drive, Suite 550

Irvine, CA 92612

Facsimile: (949) 251-1703

(ii)	If to the Employee, to the Employee’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(d) No Impact On Benefits. The Options granted under this Agreement shall not be deemed compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

(e) Securities Law Compliance. The Employee shall represent to the Company in writing, when the Employee receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that the Employee is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for the Employee’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Employee. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to this Agreement and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

(f) Unsecured Creditor. To the extent that the Employee or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company.

(g) Code Section 409A Compliance. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any Option granted under this Agreement is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in this Agreement, the Committee reserves the right to, in good faith, amend, restructure, or replace the Option in order to cause the Option to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section and in order to provide the Optionee with substantially the same economic benefits without violating Section 409A.

(h) Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provision had not been included.

(i) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(j) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

— Signature page follows —

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Exchange Stock Option Agreement as of the date first above written.

CHICKEN ACQUISITION CORP.

By:
Name: Steven A. Flyer Title: President

EMPLOYEE

By:
Name:

Schedule A

[            ] Exchange Options

Options	Exercise Price	Expiration Date